                              FOR IMMEDIATE RELEASE
                              ---------------------

               RMH TELESERVICES ANNOUNCES RECORD REVENUES FOR 2001
                             FOURTH QUARTER AND YEAR

BRYN MAWR, PA - November 13, 2001 - RMH Teleservices, Inc. (Nasdaq NMS:RMHT) today announced financial results for the fourth quarter and year ended September 30, 2001. See attached tables.

For the fourth quarter, revenues increased 40% to $52.2 million compared to the fourth quarter of 2000, while revenues for fiscal 2001 rose 33% to $175.2 million. Net income for the quarter was $321,000 or $.03 per diluted share, and net loss for the year was $7.7 million or $.82 per diluted share. The net loss for the year included non-recurring charges totaling $12.1 million related to the write-down of a client's receivable ($8.4 million), a discount of revenues ($1.7 million), closure of certain facilities ($.9 million), and the discontinuation of involvement in a joint venture ($1.2 million).

John Fellows, Chief Executive Officer of RMH Teleservices, stated, "We are pleased with the results for the fourth quarter, and are very encouraged by the significant progress achieved in positioning RMH as a leader in the customer relationship management industry. We substantially diversified our revenue mix in the 2001 fiscal year. Inbound services, our fastest growing business segment, represented 46% of revenues in the fourth quarter of 2001 versus 18% in the fourth quarter of 2000. Overall, our inbound revenues for 2001 grew more than 140% to $64 million from $27 million in 2000."

Scot Brunke, Chief Financial Officer of RMH Teleservices, commented, "As previously reported, we completed a $23.4 million private placement in the fourth quarter which will enable us to further develop our infrastructure and capacity for new and existing client relationships. Additionally, it substantially solidified our balance sheet, which is important as we continue to expand our client base of Fortune 500 companies that prefer to partner with financially strong companies."

Mr. Brunke further stated, "We also made extraordinary progress in diversifying our revenue mix by industry and client in 2001. Our newest vertical, transportation and logistics, represented 7% of revenues, and our technology vertical, introduced one year ago, generated 12% of fourth quarter revenues. These two new verticals represented less than 1% of revenues in the fourth quarter of 2000. Telecommunications clients represented 39% of revenues, insurance clients generated 15%, and business from financial services clients accounted for 28% of revenues. By entering new verticals, we are also expanding our customer base. In 2000, two clients represented over 20% of revenues; in 2001, three clients generated over 10% of revenues, however none over 20%."

Mr. Brunke continued, "At this time, we anticipate achieving revenues of between $250 million and $275 million for the 2002 fiscal year. In addition, we expect operating margins of 3-4% in the first fiscal quarter growing to 8-9% by the fourth quarter of 2002."

                                    -more-

RMH Teleservices, Inc. Press Release                                      Page 2
November 13, 2001


Mr. Fellows concluded, "We made considerable progress in 2001 transforming RMH from primarily an outbound telemarketing company to an inbound customer service provider. We are optimistic about the Company's prospects for 2002 and beyond as we continue to gain scale and fortify our position as a leader in the CRM industry. We have a very strong sales pipeline, an experienced and diverse management team, and solid relationships with our Fortune 500 client base with whom we continually work to find new ways to meet their CRM needs. We look forward to reporting our continued progress."

Conference Call
Management will conduct a conference call focusing on the financial results for the quarter at 9:00 am ET on Wednesday, November 14, 2001. Interested parties may participate in the call by dialing 800-309-0347 (706-634-2435 for international callers) approximately 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Information section of the Company's web site - www.rmht.com. To listen
                                                         ------------
to the live call, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. A recorded phone replay of the call will also be available from 12:00 pm on Wednesday, November 14, 2001 to 12:00 pm on Thursday, November 15, 2001. Listeners may dial 800-642-1687 (706-645-9291 for international callers) and use the code 2351445 for the replay.

About RMH Teleservices
RMH Teleservices, Inc. is a leading provider of customer relationship management services and e-commerce solutions for major corporations in the technology, telecommunications, financial services, insurance, transportation and logistics industries. Founded in 1983, the Company is headquartered in Bryn Mawr, Pennsylvania, employs approximately 8,000 people and has over 5,500 workstations across 26 facilities throughout the United States and Canada. To learn more about RMH Teleservices, please reference the Company's web site at www.rmht.com.
                                                                   ------------

This news release contains forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or qualified and certain of which are discussed from time to time in the Company's filings with the Securities and Exchange Commission. The risks and uncertainties that may affect the disclosures contained herein include, but are not limited to: (i) reliance on principal client relationships in the insurance, financial services and telecommunications industries; (ii) fluctuations in quarterly results of operations due to the timing of clients' telemarketing campaigns, the commencement and expiration of contracts, unanticipated delays to the opening of new call centers and expansion of existing call centers, the amount of new business generated by the Company, changes in the Company's revenue mix among its various customers, bonus arrangements continuing to be negotiated with clients, and if negotiated, any amount being earned, the timing of additional selling, general and administrative expenses to acquire and support such new business, and changes in competitive conditions affecting the telemarketing industry; (iii) difficulties of managing growth profitably; (iv) dependence on the services of the Company's executive officers and other key operations and technical personnel; (v) changes in the availability of qualified employees; (vi) fluctuations in US dollar and Canadian dollar exchange rates; (vii) delivery on a timely basis and performance of automated call-processing systems and other technological factors; (viii) reliance on independent long-distance companies; (ix) changes in government regulations affecting the teleservices and telecommunications industries; (x) competition from other outside providers of teleservices and in-house telemarketing operations of existing and potential clients; (xi) competition from providers of other marketing formats, such as direct mail and emerging strategies such as interactive shopping and marketing over the Internet; (xii) changes in relationships with credit providers and lenders; (xiii) realization of revenues and unexpected expenses; (xiv) terrorist attacks and their aftermath.

For Additional Information, Please Contact:
RMH Teleservices, Inc.                          Investor Relations:
Scot Brunke, CFO                                The Equity Group Inc.
sbrunke@rmhteleservices.com                     www.theequitygroup.com
---------------------------                     ----------------------
(610) 520-5300                                  Loren G. Mortman  (212) 836-9604
                                                lmortman@equityny.com
                                                ---------------------
                                                Lauren Barbera   (212) 836-9610
                                                lbarbera@equityny.com
                                                ---------------------

                                     -more-

RMH Teleservices, Inc. Press Release                                      Page 3
November 13, 2001

                     RMH TELESERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (audited)

                                                   For the Three Months Ended                  For the Twelve Months Ended
                                                           September 30,                               September 30,

                                                     2001                2000                    2001                2000
                                                ---------------     ---------------         ---------------     ---------------

REVENUES                                           $52,167,000         $37,248,000            $175,235,000        $132,140,000
                                                ---------------     ---------------         ---------------     ---------------

OPERATING EXPENSES:
      Cost of services                              42,023,000          28,139,000             143,455,000         100,988,000
      Selling, general and administrative            8,947,000           7,485,000              41,371,000          25,579,000
      Special charge (1)                                     -                   -                 868,000                   -
                                                ---------------     ---------------         ---------------     ---------------
           Total operating expenses                 50,970,000          35,624,000             185,694,000         126,567,000
                                                ---------------     ---------------         ---------------     ---------------

           Operating income (loss)                   1,197,000           1,624,000             (10,459,000)          5,573,000

EQUITY IN LOSSES OF                                          -             164,000               1,161,000             650,000
      JOINT VENTURE

INTEREST EXPENSE, net                                  446,000              60,000                 704,000             110,000
                                                ---------------     ---------------         ---------------     ---------------
      Income (loss) before income taxes                751,000           1,400,000             (12,324,000)          4,813,000

INCOME TAX (EXPENSE) BENEFIT                          (430,000)           (515,000)              4,669,000          (1,803,000)
                                                ---------------     ---------------         ---------------     ---------------

NET INCOME (LOSS)                                     $321,000            $885,000             ($7,655,000)         $3,010,000
                                                ===============     ===============         ===============     ===============

BASIC INCOME (LOSS) PER
      COMMON SHARE                                       $0.03               $0.11                  ($0.82)              $0.36
                                                ===============     ===============         ===============     ===============

DILUTED INCOME (LOSS) PER
      COMMON SHARE                                       $0.03               $0.10                  ($0.82)              $0.34
                                                ===============     ===============         ===============     ===============

SHARES USED IN COMPUTING
      BASIC INCOME (LOSS) PER
      COMMON SHARE                                  10,353,000           8,356,000               9,344,000           8,311,000
                                                ===============     ===============         ===============     ===============

SHARES USED IN COMPUTING
      DILUTED INCOME (LOSS) PER
      COMMON SHARE                                  11,474,000           9,136,000               9,344,000           8,902,000
                                                ===============     ===============         ===============     ===============

(1) Reflects facilities closure costs.

                                     -more-

RMH Teleservices, Inc. Press Release                                      Page 4
November 13, 2001

                     RMH TELESERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                    (audited)

                                                        September 30,           June 30,
ASSETS                                                      2001                  2001
------                                                ----------------      ----------------

CURRENT ASSETS:
     Cash and cash equivalents                            $  6,346,000          $    285,000
     Accounts receivable, net of
         allowance for doubtful accounts
         of $753,000 and $10,142,000,
         respectively                                       33,056,000            25,106,000
     Refundable income taxes                                 2,536,000             2,536,000
     Other receivables                                       5,491,000             6,011,000
     Prepaid expenses and other
         current assets                                      2,532,000             2,406,000
     Deferred income taxes                                   2,874,000                     0
                                                      ----------------      ----------------
Total current assets                                        52,835,000            36,344,000
                                                      ----------------      ----------------




FIXED ASSETS
     Property and equipment                                 37,124,000            33,126,000
         Less - Accumulated depreciation
            and amortization                               (13,233,000)          (12,002,000)

                                                      ----------------      ----------------
         Net property and equipment                         23,891,000            21,124,000
                                                      ----------------      ----------------


DEFERRED INCOME TAXES                                                0             3,236,000
                                                      ----------------      ----------------

OTHER ASSETS                                                 4,819,000             4,969,000
                                                      ----------------      ----------------



                                                          $ 81,545,000          $ 65,673,000
                                                      ================      ================



LIABILITIES AND                                         September 30,           June 30,
SHAREHOLDERS' EQUITY                                        2001                  2001
--------------------                                  ----------------      ----------------

CURRENT LIABILITIES:
     Line of credit                                       $          0          $ 12,195,000
     Notes payable                                           5,092,000                95,000
     Capital leases                                          1,394,000             1,199,000
     Accounts payable                                        8,121,000             5,447,000
     Income taxes payable                                      104,000                24,000
     Accrued expenses                                       10,076,000            12,212,000
     Deferred income taxes                                      54,000               554,000
                                                      ----------------      ----------------
         Total current liabilities                          24,841,000            31,726,000
                                                      ----------------      ----------------

LONG-TERM LIABILITIES:
     Notes payable                                             371,000               411,000
     Capital leases                                          3,794,000             3,767,000
     Deferred income taxes                                     112,000                13,000
                                                      ----------------      ----------------
         Total long term liabilites                          4,277,000             4,191,000
                                                      ----------------      ----------------

 Total liabilities                                          29,118,000            35,917,000
                                                      ----------------      ----------------


SHAREHOLDERS' EQUITY:
     Common stock                                           77,315,000            61,758,000
     Warrants                                                6,647,000                    --
     Deferred compensation                                  (1,422,000)           (1,578,000)
     Accumulated deficit                                   (29,987,000)          (30,308,000)
     Cumulative foreign currency
         translation adjustment                               (126,000)             (116,000)
                                                      ----------------      ----------------

   Total shareholders' equity                               52,427,000            29,756,000
                                                      ----------------      ----------------

                                                          $ 81,545,000          $ 65,673,000
                                                      ================      ================

                                      ####